Exhibit 2.1

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

RUBEN J. RODRIGUEZ
Deputy Secretary for Southern Nevada

2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax(702) 486-2452

OFFICE OF THE SECRETARY OF STATE	GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax(775) 684-7141

Business Entity - Filing Acknowledgement

04/07/2025
Work Order Item Number:	W2025040701607-4371321
Filing Number:	20254805084
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	4/7/2025 2:06:00 PM
Filing Page(s):	9

Indexed Entity Information:
Entity ID: E48050852025-4	Entity Name: JOURNY, INC.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent
COGENCY GLOBAL INC.*
321 W. WINNIE LANE #104, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording

2250 Las Vegas Blvd North North Las Vegas, NV 89030	401 N. Carson Street Carson City, NV 89701	1 State of Nevada Way Las Vegas, NV 89119

Docusign Envelope ID: 9BE61053-03EF-45B4-95E1-BD1D10CCA320

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

| Filed in the Office of | Business Number E48050852025-4 |
| --- | --- |
| FVAguilar | Filing Number 20254805084 |
| Secretary of State State Of Nevada | Filed On 4/7/2025 2:06:00 PM |
| | Number of Pages 8 |

ABOVE SPACE IS FOR OFFICE USE ONLY

# Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

## ☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

**Articles of Formation of** ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

**1. Name of Entity:** (If foreign, name in home jurisdiction)

JOURNY, INC.

**2. Registered Agent for Service of Process:** (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

COGENCY GLOBAL INC.
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address: ______ City: ______ Nevada Zip Code: ______

Mailing Address (if different from street address): ______ City: ______ Nevada Zip Code: ______

**2a. Certificate of Acceptance of Appointment of Registered Agent:**

*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.*

X /s/ Christina Marasigan
**Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity**

Date: 4/7/2025

**3. Governing Board:** (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☐ No

**4. Names and Addresses of the Board of Directors/ Trustees or Stockholders**

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

| | Name | Country | Street Address | City | State | Zip/Postal Code |
| --- | --- | --- | --- | --- | --- | --- |
| 1) | Gregory Miller | USA | 1560 Sawgrass Corporate Parkway, Suite 400 | Sunrise | FL | 33323 |
| 2) | | | | | | |
| 3) | | | | | | |

**5. Jurisdiction of Incorporation:** (NRS 80 only)

**5a.** Jurisdiction of incorporation: ______

**5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

*This form must be accompanied by appropriate fees.*

Page 1 of 2
Revised: 11/15/2023

Docusign Envelope ID: 9BE61053-03EF-45B4-95E1-BD1D10CCA320

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

# Formation - Profit Corporation

Continued, Page 2

| | |
|---|---|
| **6. Benefit Corporation:** (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.) | By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐ |
| **7. Purpose/Profession to be practiced:** (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.) | |
| **8. Authorized Shares:** (Number of shares corporation is authorized to issue<br>**NRS 80:** Must include copy of the most recently filed in home jurisdiction setting forth the authorized stock of the corporation.) | Please indicate the break down of all corporate shares and the par value.<br>Number of Authorized shares with Par value: ____ Par value: $ ____<br>Number of Common shares with Par value: 350,000,000 Par value: $ 0.0010000000<br>Number of Preferred shares with Par value: ____ Par value: $ ____<br>Number of shares with no par value: ____<br>**Foreign Corporations, NRS 80 only:**<br>☐ This is a corporation is a unlimited stock corporation ☐ This is a corporation is a non-stock corporation.<br>If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper. |
| **9. Name and Signature of:** Officer making the statement or Authorized Signer for NRS 80.<br>**Name, Address and Signature of the Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional. | I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.<br>Name: Gregory Miller Country: USA<br>Address: 1560 Sawgrass Corporate Parkway, Suite 400 City: Sunrise State: FL Zip/Postal Code: 33323<br>X Signed by: Greg Miller A4F34C9A79F64A4...<br>(attach additional page if necessary) |

**AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING**

**Please include any required or optional information in space below:**
(attach additional page(s) if necessary)

SEE ATTACHED.

*This form must be accompanied by appropriate fees.*

Page 2 of 2
Revised: 11/15/2023

ATTACHMENT TO

ARTICLES OF INCORPORATION

OF

JOURNY, INC.

The Articles of Incorporation of Journy, Inc. (the “Corporation”) are hereby supplemented with the following additions to Article 8.

ARTICLE 8.1 - AUTHORIZED SHARES

A. Authorized Capital Stock. The Corporation shall be authorized to issue, 350,000,000 shares of capital stock, of which (i) 250,000,000 shares shall be shares of Class A Common Stock, $0.001 par value (the “Class A Common Stock”), (ii) 100,000,000 shares shall be shares of Class B Common Stock, $0,001 par value (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”).

B. Rights of Class A Common Stock and Class B Common Stock. The relative powers, rights, qualifications, limitations and restrictions granted to or imposed on each share of Class A Common Stock and Class B Common Stock are as follows:

(1)	Identical Rights. Except as expressly provided herein, or required under applicable law, shares of the Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters. The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon; irrespective of the provisions of section 78.730(2) of the Nevada Revised Statutes.

(2)	Voting Rights.

A.	General Voting Rights. Except as otherwise expressly provided herein, or required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders.

B.	Votes Per Share. Except as otherwise expressly provided herein, or required by applicable law, on any matter that is submitted to a vote of the stockholders, each holder of Class A Common Stock shall be entitled to one (1) vote for each such share, and each holder of Class B Common Stock shall be entitled to ten (10) votes for each such share.

(3)	Dividends and Distributions. The holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive an equal amount of dividends of distributions per share if, as and when declared from time to time by the Corporation’s board of directors (“Board of Directors”), provided that, in the event of a dividend or distribution of Common Stock, shares of Class B Common Stock shall only be entitled to receive shares of Class B Common Stock and shares of Class A Common Stock shall only be entitled to receive shares of Class A Common Stock.

(4)	Treatment in a Change of Control or any Merger Transaction. In connection with any Change of Control Transaction, shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any consideration into which such shares are converted or any consideration paid or otherwise distributed to stockholders of the Corporation.. Any merger or consolidation of the Corporation with or into any other entity, which is not a Change of Control Transaction, shall require approval by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, unless (i) the shares of Class A Common Stock and Class B Common Stock remain outstanding and no other consideration is received in respect thereof or (ii) such shares are converted on a pro rata basis into shares of the surviving or parent entity in such transaction having identical rights to the shares of Class A Common Stock and Class B Common Stock, respectively.

(5)	Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class will concurrently therewith be proportionately subdivided or combined in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and the holders of the outstanding Class B Common Stock on the record date for such subdivision or combination, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

(6)	Liquidation. Dissolution or Distribution. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, holders of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, and be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of Common Stock, after the rights of the holders of the Preferred Stock have been satisfied.

(7)	Redemption. Neither the Class A Common Stock nor the Class B Common Stock is redeemable.

D. Definitions. For purposes of this Article 8.1:

(1)	“Change of Control Transaction” means (i) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Corporation’s Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such merger, consolidation, business combination or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction owning voting securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction; and (iii) a recapitalization, liquidation, dissolution or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction owning voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned the voting securities of the Corporation immediately prior to the transaction.

ARTICLE 8.2 - AUTHORIZED SHARES

A.	Voluntary Conversion of Class B Common Stock. Each one (1) share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

B.	Automatic Conversion of Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of (i) a Transfer other than a Permitted Transfer, of such share of Class B Common Stock, or (ii) the affirmative vote of the holders of Class B Common Stock representing not less than a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class.

C.	Conversion Upon Death or Disability. Each share of Class B Common Stock held of record by a holder of Class B Common Stock who is a natural person, or by such holder of Class B Common Stock’s Permitted Transferees, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the death or Disability of such holder of Class B Common Stock.

D.	Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or this Articles of Incorporation or the bylaws of the Corporation, relating to the conversion of shares of the Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. If the Corporation has reason to believe that a Transfer that is not a Permitted Transfer has occurred, the Corporation may request that the purported transferor furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within ten (10) days after the date of such request furnish sufficient (as determined by the Board of Directors, which determination shall be conclusive and binding) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the Corporation.

E.	Definitions. For purposes of this Article 8.2:

(1)	“Disability” means permanent and total disability such that the natural person holder of Class B Common Stock is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner. In the event of a dispute whether the natural-person holder of Class B Common Stock has suffered a Disability, no Disability of the natural person holder of Class B Common Stock shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and nonappealable.

(2)	“Rights” means any option, warrant, conversion right or contractual right of any kind to acquire shares of the Corporation’s authorized but unissued capital stock.

(3)	“Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise, provided, however, that the following shall not be considered a “Transfer”:

(a)	the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders;

(b)	the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(c)	entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(d)	the issuance by the Corporation of any shares of Class B Common Stock pursuant to the exercise of options, warrants, securities or rights that are exercisable or exchangeable for, or convertible into, Class B Common Stock; or

(e)	the fact that the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock; provided that any transfer of shares by any holder of Class B Common Stock to such holder’s spouse for any reason, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock.

(4)	“Permitted Transfer” means a Transfer by a holder of Class B Common Stock to any of the persons or entities listed in clauses (a) through (e) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such holder of Class B Common Stock and/or any other Permitted Transferee established by or for such holder of Class B Common Stock:

(a)	any Qualified Charity, foundation or similar entity established by a holder of Class B Common Stock so long as the holder of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to the holder of Class B Common Stock; provided, further, that in the event such holder of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such entity, each share of Class B Common Stock then held by such entity shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(b)	a trust for the benefit of such holder of Class B Common Stock or persons other than the holder of Class B Common Stock so long as the holder of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the holder of Class B Common Stock; provided, further, that in the event such holder of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(c)	a trust under the terms of which such holder of Class B Common Stock has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the holder of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, that in the event such holder of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(d)	an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such holder of Class B Common Stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code so long as the holder of Class B Common Stock has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust; provided, that in the event such holder of Class B Common Stock no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

(e)	a corporation, partnership or limited liability company in which such holder of Class B Common Stock directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise has legally enforceable rights, such that the holder of Class B Common Stock retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company; provided that in the event the holder of Class B Common Stock no longer owns sufficient shares, partnership interests or membership interests, as applicable, or no longer has sufficient legally enforceable rights to ensure the holder of Class B Common Stock retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company, as applicable, each share of Class B Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(5)	“Qualified Charity” means a domestic U.S. charitable organization, contributions to which are deductible for federal income, estate, gift and generation skipping transfer tax purposes.

(6)	“Voting Control” means with respect to a share of Class B Common Stock the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement, or otherwise.

F.	Reservation of Stock. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such Class B Common Stock, in addition to such other remedies as shall be available to the holder of such Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes.

G.	No Further Issuances. Except for the issuance of Class B Common Stock issuable upon exercise of Rights outstanding at the Effective Time or a dividend payable in accordance with Article 8.1, Section B(3), the Corporation shall not at any time after the Effective Time issue any additional shares of Class B Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting separately as a single class.

SECRETARY OF STATE

STATE OF NEVADA

# DOMESTIC CORPORATION (78) CHARTER

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that **JOURNY, INC.** did, on 04/07/2025, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/07/2025.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202504075605799
You may verify this certificate online at https://www.nvsilverflume.gov/home